Exhibit 8.1

List of Subsidiaries and Affiliated Entities

(As of March 31, 2025)

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation

1.	CISG Holdings Ltd. (2)	100%	BVI

2.	Minkfair Insurance Management Limited (3)	100%	Hong Kong SAR

3.	CNinsure Holdings Ltd. (4)	100%	BVI & Hong Kong SAR

4.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (5)	100%	PRC

5.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (5)	100%	PRC

6.	Fanhua Insurance Sales Service Group Company Limited (6)	100%	PRC

7.	Beijing Fanlian Investment Co., Ltd. (7)	100%	PRC

8.	Tibet Zhuli Investment Co. Ltd.(8)	100%	PRC

9.	Sichuan Yihe Investment Co., Ltd.(9)	100%	PRC

10.	Fanhua RONS Service Co., Ltd. (10)	100%	PRC

11.	Fanhua Yuntong Enterprise Management Advisory (Shenzhen) Co., Ltd. (Previously known as Shenzhen Bangbang Auto Services Co., Ltd.) (11)	100%	PRC

12.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (11)	100%	PRC

13.	Zhongrong Smart Finance Information Technology Co., Ltd. (12)	57.73%	PRC

14.	Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. (13)	57.73%	PRC

15.	BWWS Limited (2)	100%	Hong Kong SAR

16.	Brave Moon Limited (14)	60%	Hong Kong SAR

17.	BGM Group Ltd.(15)	72%	Cayman Islands

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation

Insurance Agencies and Brokers

18.	Aasure Insurance Broker Limited. (16)	60%	Hong Kong SAR

19.	Fanhua Lianxing Insurance Sales Co., Ltd. (17)	100%	PRC

20.	Liaoning Fanhua Gena Insurance Agency Co., Ltd. (18)	100%	PRC

21.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd. (18)	100%	PRC

22.	Hunan Fanhua Insurance Agency Co., Ltd. (19)	77%	PRC

23.	Kafusi Insurance Brokerage Co., Ltd. (14)	57.73%	PRC

24.	Hebei Xiong'an Fanhua Insurance Brokerage Co., Ltd. (Formerly known as Beijing Smart Finance Insurance Brokerage Co., Ltd)(11)

25.	Jilin Zhongji Shi’an Insurance Agency Co., Ltd. (20)	51%	PRC

Family Office Service Firms

26.	Fanhua Puyi Family Office (Beijing) Co., Ltd.(11)	100%	PRC

27.	Puyi Family Office (Chengdu) Enterprise Management Consulting Co., Ltd.(21)	100%	PRC

Investees

1.	Fanhua Puyi Fund Sales Co., Ltd.(22)	15.4089%	PRC

2.	Cheche Technology Inc.(23)	3.1645%	CI

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.

(2)	100% of the equity interests in this company are held directly by AIFU Inc.

(3)	100% of the equity interests in this company are held directly by CISG holdings Ltd.

(4)	100% of the equity interests in this company are held directly by Minkfair Insurance Management Limited.

(5)	100% of the equity interests in this company are held directly by CNinsure Holdings Ltd.

(6)	We beneficially own 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd and Tibet Zhuli Investment Co. Ltd., respectively.

(7)	100% of the equity interests in this company are held directly by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(8)	100% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.

(9)	We beneficially own 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and Fanhua Insurance Sales Group Company Limited, respectively.

(10)	100% of the equity interests in these companies are held directly by Tibet Zhuli Investment Co., Ltd.

(11)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited.

(12)	57.73% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Co. Ltd.,

(13)	100% of the equity interests in these companies are held directly by Zhongrong Smart Finance Information Technology Co. Ltd..

(14)	60% of the equity interests in these companies are held directly by BWWS Limited.

(15)	100% of the equity interests in this company are held directly by Brave Moon Limited.

(16)	72% of the equity interests in this company are held directly by CISG holdings Ltd.

(17)	We beneficially owned 100% of the equity interests in this company, of which 99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited., Ltd. and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(18)	100% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(19)	77% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(20)	51% of the equity interests in this company are held directly by Ying Si Kang Information Technology (Shenzhen) Co., Ltd.

(21)	100% of the equity interests in the company are held directly by Fanhua Puyi Family Office (Beijing) Co., Ltd.

(22)	15.4% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.

(23)	3.1645% of the equity interests in this company are held directly by CISG Holdings Ltd.